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                                                                      EXHIBIT 21

                            MOORE CORPORATION LIMITED

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                                                                 Jurisdiction of
Subsidiaries                                                     Incorporation
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Moore Holdings USA Inc.                                          Delaware
      Moore North America Finance, Inc.                          Delaware
      Moore North America, Inc.                                  Delaware
        Moore Financial Inc.                                     Nevada
        The Nielsen Company                                      Ohio
              Litho Industries, Inc.                             North Carolina
        FRDK Inc.                                                New York
              G2.com Inc.                                        Delaware
              Peak Technologies Inc.                             Illinois
                        Peak Technologies Holdings Ltd           United Kingdom
                        Peak Technologies UK Ltd                 United Kingdom
                        Accuscan International Ltd               United Kingdom
                        Peak Technologies Benelux BV             The Netherlands
                        Peak Technologies (Schwiez) AG           Switzerland
                        Peak Technologies Holdings GmbH          Germany
                              Peak Technologies GmbH             Germany
                              Accuscan GmbH                      Germany
      FGSU Holding BV                                            The Netherlands

Moore Business Forms de Puerto Rico S.A.                         Puerto Rico

MH Holdings Limited                                              Ontario
      Moore International Hungary Financial Services Limited     Hungary

Moore Group Services bvba                                        Belgium

Moore Business Forms Holdings UK Limited                         United Kingdom
      Moore Business Forms Limited                               United Kingdom
            Moore Business Forms Pensions Trustees UK Ltd.       United Kingdom
            Moore Response Marketing Limited                     United Kingdom

Moore International BV                                           The Netherlands
      Moore Response Marketing BV                                The Netherlands
            Moore IMS B.V.                                       The Netherlands
      Moore Paragon (Caribbean) Ltd.(60%)                        Barbados
            Moore Trinidad (99%)                                 Trinidad
      Moore Belgium NV                                           Belgium
            Moore Response Marketing NV                          Belgium
                  Moore Response Marketing GmbH                  Germany
                  Moore Response Marketing SA                    France
      Moore International Ireland                                Ireland
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                                                                 Jurisdiction of
Subsidiaries                                                     Incorporation
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

Moore de Mexico Holdings, SA de CV                               Mexico
       Moore de Mexico SA de CV                                  Mexico
       Commercializadora Moore de Mexico                         Mexico

Moore Brasil Ltda                                                Brazil
      Inversora Dirkon                                           Uruguay

Inversiones Moore CA                                             Venezuela
      Moore Technology and Trading CA                            Venezuela
            Moore de Venezuela SA (50.1%)                        Venezuela

Moore de Centro America, SA                                      Guatemala

Moore de Centro America, SA de CV                                El Salvador
      Moore de Centro America, SA de CV                          Honduras
      Formularios Comerciales de Nicaragua, S.A. (97%)           Nicaragua
            Moore International S.A.                             Panama

Moore de Centro America, SA                                      Costa Rica

Moore Argenta S.A.                                               Argentina

MI Insurance Ltd.                                                Barbados

Shanghai Jielong Moore Business Forms & Systems Co. Ltd.(60%)    China
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